Exhibit 10.8

PLATINUM EAGLE ACQUISITION CORP.

January 11, 2018

Platinum Eagle Acquisition LLC

Global Eagle Acquisition LLC

2121 Avenue of the Stars, Suite 2300

Los Angeles, California 90067

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and among Platinum Eagle Acquisition Corp. (the “Company”), Platinum Eagle Acquisition LLC (the “Sponsor”) and Global Eagle Acquisition LLC, an affiliate of the Sponsor (“Global Eagle Acquisition”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(1)       Global Eagle Acquisition shall make available to the Company, at 2121 Avenue of the Stars, Suite 2300, Los Angeles, California 90067 (or any successor location), certain office space, secretarial support and administrative services as may be reasonably required by the Company. In exchange therefor, the Company shall reimburse Global Eagle Acquisition up to $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(2)       Global Eagle Acquisition and the Sponsor each hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

[Signature page follows]

Very truly yours,

PLATINUM EAGLE ACQUISITION CORP.

By:	/s/ Eli Baker
Name: Eli Baker
Title: President, Chief Financial Officer and Secretary

AGREED AND ACCEPTED BY:

PLATINUM EAGLE ACQUISITION LLC

By:	/s/ Eli Baker
Name: Eli Baker
Title: Member

GLOBAL EAGLE ACQUISITION LLC

By:	/s/ Jeff Sagansky
Name: Jeff Sagansky
Title: Member

[Signature Page to Administrative Services Agreement]